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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 21, 2000


                              Greater Bay Bancorp
            (Exact name of registrant as specified in its charter)


          California                                            77-0387041
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification number)


                        Commission file number: 0-25034


                            2860 West Bayshore Road
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (650) 813-8200
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Item 5.  Other Events.

       On July 21, 2000, Greater Bay Bancorp (the "Registrant") consummated its acquisition of Bank of Santa Clara ("BSC") pursuant to an Agreement and Plan of Reorganization, dated as of January 26, 2000 (the "Agreement"), providing for the merger of GBB Merger Corp. ("Newco"), a wholly owned subsidiary of the Registrant, with and into BSC (the "Merger"). As a result of the Merger, BSC became a wholly owned subsidiary of GBB.

       In accordance with the Agreement, former shareholders of BSC received
0.8499 shares of the Registrant's common stock in exchange for each of their shares of BSC common stock. The Merger was accounted for as a pooling of interests.

       The Registrant issued a press release announcing completion of the Merger on July 24, 2000, a copy of which is attached hereto as Exhibit 99.1.

       For a more detailed discussion of the terms and conditions of the Agreement and the Merger, reference is made to the Registrant's Registration Statement on Form S-4 (Registration No. 333-35576) filed with the Securities and Exchange Commission on April 25, 2000, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on June 1, 2000, incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

Exhibits
--------

2.1 Agreement and Plan of Reorganization, dated as of January 26, 2000, by and between Greater Bay Bancorp, GBB Merger Corp. and Bank of Santa Clara (incorporated by reference from the Registrant's Current Report on Form 8-K dated February 3, 2000)

99.1   Press Release dated July 24, 2000

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Greater Bay Bancorp
                                      (Registrant)



Dated: July 24, 2000                  By: /s/ Linda M. Iannone
                                          --------------------
                                          Linda M. Iannone
                                          Senior Vice President and General
                                          Counsel

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                                 Exhibit Index
                                 -------------

2.1 Agreement and Plan of Reorganization, dated as of January 26, 2000, by and between Greater Bay Bancorp, GBB Merger Corp. and Bank of Santa Clara (incorporated by reference from the Registrant's Current Report on Form 8-K dated February 3, 2000)

99.1   Press Release dated July 24, 2000

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